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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2001


                        Commission file number: 333-4520

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                               RACI Holding, Inc.
             (Exact name of registrant as specified in its charter)


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
                        Delaware                                                      51-0350929
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)
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                               870 Remington Drive
                                  P.O. Box 700
                       Madison, North Carolina 27025-0700
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (336) 548-8700
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         Effective on December 6, 2001, the registrant, its wholly-owned subsidiary Remington Arms Company, Inc. ("Remington," and collectively with registrant and all of registrant's other subsidiaries, the "Company") and the requisite lenders under the Amended and Restated Credit Agreement, dated as of April 28, 2000 (as amended, the "Credit Agreement"), among Remington, the registrant, the several banks and financial institutions party thereto, and The Chase Manhattan Bank, as administrative agent, entered into an amendment (the "Amendment") of the Credit Agreement. Under the terms of the Amendment, the Consolidated Leverage Ratio (as defined in the Credit Agreement) that the Company is required to maintain was amended so that the required Consolidated Leverage Ratio was changed to 3.35 to 1.00 from 2.75 to 1.00 for the period from December 31, 2001 through September 29, 2002, and changed to 3.25 to 1.00 from
2.75 to 1.00 for the period from September 30, 2002 through December 30, 2002. The Company paid to each lender that executed and delivered the Amendment a fee equal to 0.10% of such lender's commitment under the Credit Agreement.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

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  Exhibit                                                                                 Page
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
   10.1   First Amendment, dated effective December 6, 2001, to the Amended and            5
          Restated Credit Agreement, dated as of April 28, 2000, among
          Remington, the registrant, the several banks and financial institutions party thereto, and The Chase Manhattan Bank, as administrative agent.

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       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RACI HOLDING, INC.

 Date:  December 20, 2001           By: /s/Mark A. Little
                                        ----------------------------------------
                                    Name:  Mark A. Little
                                    Title: Executive Vice President,
                                           Chief Financial Officer and
                                           Chief Administrative Officer

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